UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             November 7, 2006

Targeted Genetics Corporation

(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 7, 2006, Targeted Genetics Corporation and Biogen Idec MA Inc. entered into an agreement to restructure the repayment of Targeted Genetics’ outstanding debt owed to Biogen in aggregate principal amount of $8,150,000 million. The parties entered into Amendment No. 3, or the Amendment, to the Funding Agreement between Targeted Genetics and Biogen, dated August 8, 2000, as amended July 14, 2003 and September 1, 2005, as well as an Amended and Restated Promissory Note dated November 7, 2006, which amended and restated the Amended and Restated Promissory Note dated September 1, 2005 issued by Targeted Genetics to Biogen.

     Under the Amendment, Targeted Genetics agreed to make an initial repayment to Biogen of $500,000 on November 7, 2006 and Biogen agreed to cancel an aggregate of $5,650,000 of Targeted Genetics’ outstanding indebtedness. Targeted Genetics also agreed repay the remaining principal balance owed to Biogen in two additional payments of $1,000,000 on each of August 1, 2007 and August 1, 2008, with accrued and unpaid interest to be paid on August 31, 2007 and upon maturity. Biogen will receive one-third of certain up-front milestone payments received by Targeted Genetics as prepayments of the remaining outstanding debt to be applied first to the payment of any accrued and unpaid interest on the principal being repaid and second to the payment of any outstanding principal in reverse order of maturity (starting with the outstanding principal due on the latest payment date set forth above). In addition, upon a change of control of Targeted Genetics (as defined in the Amendment), the repayment amount due on August 1, 2007 shall accelerate and become immediately due and payable no later than the 30th business day following the change of control.

     Under the terms of the Amendment, Targeted Genetics also agreed to issue 1,000,000 shares of its common stock to Biogen and to provide to Biogen a right to demand registration of the resale of such shares on Form S-3. As a result of the Amendment, Biogen’s equity holdings in Targeted Genetics will increase to 19.9% of Targeted Genetics’ total outstanding common stock.

     The Amendment and the Amended and Restated Promissory Note are filed as Exhibits 10.1 and 10.2 to this current report and are incorporated herein by reference. A press release announcing this debt restructuring is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

     As described above in Item 1.01 of this current report, on November 7, 2006, Targeted Genetics agreed to issue 1,000,000 shares of its unregistered common stock to Biogen in consideration for the cancellation and restructuring of its debt owed to Biogen. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated under the Securities Act, on the basis that the issuance did not involve a public offering and Biogen was an accredited investor as defined by Rule 501 under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amendment No. 3 to Funding Agreement dated November 7, 2006 between Targeted Genetics Corporation and Biogen Idec MA Inc.

10.2	Amended and Restated Promissory Note issued by Targeted Genetics Corporation to Biogen Idec MA Inc. dated November 7, 2006

99.1	Press Release of Targeted Genetics Corporation dated November 7, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

By:	/s/ BARRIE CARTER
Barrie Carter
Executive Vice President and Chief Scientific Officer

Dated: November 7, 2006

INDEX TO EXHIBITS

10.1	Amendment No. 3 to Funding Agreement dated November 7, 2006 between Targeted Genetics Corporation and Biogen Idec MA Inc.

10.2	Amended and Restated Promissory Note issued by Targeted Genetics Corporation to Biogen Idec MA Inc. dated November 7, 2006

99.1	Press Release of Targeted Genetics Corporation dated November 7, 2006